As filed with the Securities and Exchange Commission on May 3, 2012

Registration No. 333-154712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-154712

Under

THE SECURITIES ACT OF 1933

Touchmark Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	20-8746061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia 30005; (770) 407-6700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

TOUCHMARK BANCSHARES, INC. 2008 STOCK INCENTIVE PLAN

Robert C. Schwartz, Esq.

1230 Peachtree Street, NE

Suite 3100, Promenade II

Atlanta, Georgia 30309

(404) 815-3758

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post Effective Amendment”) relates to the following Registration Statement of Touchmark Bancshares, Inc., a Georgia corporation (the “Company”) on Form S-8 (the “Registration Statement”):

•                  Registration Statement No. 333-154712, registering 191,000 shares of Common Stock for issuance under the Touchmark Bancshares, Inc. 2008 Stock Incentive Plan.

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 as to Registration Statement No. 333-154712 pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

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Signature(s)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, in the State of Georgia, on May 3, 2012.

Touchmark Bancshares, Inc.

By:	/s/ Pin Pin Chau
Pin Pin Chau
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicted.

Name	Title	Date

/s/ Pin Pin Chau	Chief Executive Officer,	May 2, 2012
Pin Pin Chau	President; Director
(principal executive officer)

/s/ Jorge L. Forment	Chief Financial Officer	May 1, 2012
Jorge L. Forment	(principal financial officer)
(principal accounting officer)

/s/ Yuling R. Hayter	Director	May 1, 2012
Yuling R. Hayter

/s/ Mukund C. Raja	Director	May 1, 2012
Mukund C. Raja

/s/ Hasmukh P. Rama	Director	April 30, 2012
Hasmukh P. Rama

/s/ Jayendrakumar J. Shah	Chairman of the Board	May 1, 2012
Jayendrakumar J. Shah

/s/ Meena J. Shah	Director	May 1, 2012
Meena J. Shah

/s/ Bobby G. Williams	Director	May 1, 2012
Bobby G. Williams

/s/ Vivian A. Wong	Director	May 3, 2012
Vivian A. Wong

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